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                                                                  Exhibit 23.2


CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-4 (File No 33-54996), on Form S-3 (File No 33-56069), on Form S-8 (File No. 33-9790), on Form S-8 (File No. 33-17982), on Form S-8 (File No. 33-54401) and on Form S-8 (File No. 33-50987) of Service Corporation International of our report dated November 14, 1994 relating to the financial statements of Plantsbrook Group plc which report is included in Service Corporation International's Form 8-K dated November 14, 1994.





/s/ PRICE WATERHOUSE
Price Waterhouse
Birmingham
England                                                       November 14, 1994